SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C. 20549


                        FORM 8-K


                     CURRENT REPORT


         Pursuant to Section 13 or 15(d) of the
            Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported)
                     April 6, 1999



                    LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)



Delaware                0-27610          11-2882328
(State or other        (Commission    (IRS Employer
jurisdiction            File No.)     Identification Number)
of incorporation)


      7840 Montgomery Road, Cincinnati, Ohio         45236
     (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code: (513)792-9292


                             N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events

On April 6, 1999 the Registrant issued the attached press release announcing that first quarter laser eye procedures were performed at a record level and that the U.S. wholly owned same-center volume increased by 119%.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits


     99.1     Press Release dated April 6, 1999


                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              LCA-VISION INC.



Date: April 6, 1999           By:/s/Larry P. Rapp
                                 Larry P. Rapp,
                                 Chief Financial Officer

COMPANY CONTACTS              INVESTOR RELATIONS CONTACTS
----------------              ---------------------------

LCA-Vision Inc.               Lippert/Heilshorn & Associates, Inc.
Stephen N. Joffe, M.D.,       Bruce Voss (Bruce@lhai.com)
Chairman & CEO                (310) 575-4848
Larry Rapp, VP-Finance & CFO  Ruth Abeshaus (Ruth@lhai.com)
(513) 792-9292                (212) 838-3777 www.lhai.com
www.lca-vision.com

FOR IMMEDIATE RELEASE


        LCA-VISION FIRST QUARTER PROCEDURES AT RECORD LEVEL
        U.S. wholly owned same-center volume increases 119%


CINCINNATI (April 6, 1999) - LCA-Vision Inc. (NASDAQ: LCAV), a leading U.S. provider of laser vision correction services, today reported same-center procedure volume for the first quarter of 1999. For the three months ended March 31, 1999, volume at the Company's U.S. wholly owned centers increased 119% to 7,326 procedures, compared with 3,348 procedures for the comparable 1998 period excluding 178 procedures performed at centers subsequently closed. On a sequential quarter basis, first quarter procedure volume was up 36%, compared with 5,396 procedures performed during the 1998 fourth quarter.

"This quarter's U.S. same-center procedure volume was the highest in the Company's history, and we fully expect this healthy growth trend to continue," commented Stephen Joffe, M.D., chairman and chief executive officer of LCA-Vision. "The accelerating rate of patient acceptance fueled by positive word of mouth, coupled with media visibility within the U.S. market has helped to drive overall industry growth. Indeed, several securities analysts have recently raised their estimates for total U.S. laser vision correction procedures to around 800,000 during 1999, and more than
1.1 million in 2000."

System-wide procedure volume, which includes, U.S. and Canada wholly owned centers, increased 105% in the first quarter of this year to 7,591 procedures, compared with first quarter 1998 procedure volume of 3,699 excluding 178 procedures performed at centers subsequently closed. Wholly owned system-wide sequential quarter procedure volume rose 34%. "During the 1999 first quarter, we saw slowing growth in Canada, where we have been performing procedures since 1991, due to general market maturity and procedure pricing competition," added Dr. Joffe.

LCA-Vision operates laser vision correction centers in the U.S., Canada and Europe, which are supported by a network of 600 physicians and 800 referring optometrists. Since inception, more than 50,000 laser vision correction procedures have been performed at the Company's centers. For additional news and information about LCA-Vision and laser vision correction, please visit the Company's Web site at www.lca-vision.com.

This release contains forward-looking statements that are subject to risks and uncertainties including, but not limited to, the impact of competition and pricing, procedure demand and marketplace acceptance, and unforeseen fluctuations in operating results and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

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